Acknowledgement and Acceptance of Special Servicer

June 24, 2022

BY EMAIL

Wells Fargo Bank, National Association, as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) - BMARK 2019-B13

Email: cts.cmbs.bond.admin@wellsfargo.com

trustadministrationgroup@wellsfargo.com

RE:	Acknowledgment and Acceptance of Special Servicer;

Benchmark 2019-B13 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-B13

Ladies and Gentlemen:

Reference is made to that certain Pooling and Servicing Agreement (the “PSA”) dated as of October 1, 2019 by and among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator, Paying Agent and Custodian, and  Park Bridge Lender Services, LLC, as Operating Advisor and Asset Representations Reviewer, relating to the Benchmark 2019-B13 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B1, the Sunset North Co-Lender Agreement dated September 10, 2019 by and among JPMorgan Chase Bank, National Association in its capacity as initial owner of the Note A-1, as the initial agent, as initial owner of the Note A-2, and as initial owner of the Note A-3, the City Hyde Park Co-Lender Agreement dated as of September 17, 2019 by and among JPMorgan Chase Bank, National Association in its capacity as initial owner of the Note A-1, as the initial agent, as initial owner of the Note A-2, and as initial owner of the Note A-3, the 900 & 990 Stewart Avenue Co-Lender Agreement dated as of September 12, 2019 by and between JPMorgan Chase Bank, National Association in its capacity as initial owner of the Note A-1, as the initial agent, and as initial owner of the Note A-2, Rivertowne Commons Mortgage Loan Co-Lender Agreement dated October 17, 2019, by and between Citi Real Estate Funding Inc. in its capacity as owner of Note A-1, as the initial agent, and as owner of Note A-2, the Wind Creek Casino and Resort Bethlehem Co-Lender Agreement dated as of August 20, 2019, between Cantor Commercial Real Estate Lending, L.P., as holder of Note A-1 and DBR Investments Co. Limited as the holder of Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 and the Beverly Hills BMW Co-Lender Agreement dated as of September 17, 2019 between Deutsche Bank AG, New York Branch as the holder of Note A-1, Note A-2, and Note A-3 (together, the “Co-Lender Agreements”).  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and Co-Lender Agreements, as applicable.

Pursuant to Sections 3.22(b) and 7.02 of the PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer

2340 Collins Avenue • Miami Beach, Florida  33139

Telephone: (305) 695-5600 • Fax: (305) 695-5601

shall be the date hereof. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 2.04(b) of the PSA mutatis mutandis with all references to “Agreement” in Section 2.04(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.  The undersigned further represents and warrants that it is a Qualified Replacement Special Servicer under the PSA and an Approved Servicer under the PSA and Co-Lender Agreements.

LNR Partners, LLC’s address for notices pursuant to Section 12.05 of the PSA is as follows:

LNR Partners, LLC

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – BMARK 2019-B13

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By: /s/ Job Warshaw

Name: Job Warshaw

Title:   President

2340 Collins Avenue • Miami Beach, Florida  33139

Telephone: (305) 695-5600 • Fax: (305) 695-5601